================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  FIRST UNION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                     AN IMPORTANT MESSAGE FROM THE CHAIRMAN

March 10, 1998

Dear Fellow First Union Shareholder:

                       UNDERSTANDING YOUR PROXY MATERIALS

Every year you receive a proxy statement from your Management, outlining the issues that will be voted on at the annual meeting and asking you to return your proxy. This year, there is an important difference in the process that I would like to call to your attention.

A HOSTILE NEW YORK HEDGE FUND CALLED GOTHAM has notified your Management that it intends to take control of your Trust without paying you. They want to increase your Board's size and then pack it with a majority of its own candidates. Gotham has met with your Management and Trustees. We are very concerned that THE HOSTILE ACTIONS OF GOTHAM WOULD CAUSE OUR MINORITY SHAREHOLDERS TO LOSE THE PROTECTION OF AN INDEPENDENT BOARD OF TRUSTEES. So far, the Gotham principals have presented no defined plan for operating your Trust nor do they have experience operating a real estate business.

The purpose of this letter is not to discuss the negative issues inherent in Gotham's proposal or its people, but rather to let you know that your opinion counts. You will receive two sets of material to compare, including a white proxy card from Gotham and a GREEN PROXY CARD from your Board and Management.

                               CONSIDER THE ISSUES

Because both sets of proxy materials will arrive separately, take time to review all of the information and consider the distinct differences between proposals before mailing your proxy card. YOUR BOARD AND MANAGEMENT UNDERSTAND THAT GOTHAM'S PROPOSAL MAY BE IN GOTHAM'S BEST INTEREST, BUT IT IS NOT NECESSARILY IN YOUR BEST INTEREST. You are the best judge of this and you can make your own decision by carefully reviewing the contrasting sets of information.

         YOU WILL HAVE AMPLE TIME TO WEIGH THESE FACTS AND EVALUATE THE
          ALTERNATIVES BEFORE YOU MAIL YOUR PROXY. REMEMBER ONLY YOUR
                         LATEST DATED PROXY WILL COUNT.

Your proxy is valuable and the way you vote counts. If you would like additional information, please call Thomas T. Kmiecik at First Union at 1-800-394-4030. For information about the proxy process, please call our proxy solicitor, Corporate Investor Communications, Inc. at 1-888-217-3011.

The First Union Board of Trustees and your Management team thank you for your continuing support.

Sincerely,



James C. Mastandrea
Chairman, Chief Executive Officer and Shareholder